Exhibit 99.1

Larry Pierce

Mindy Mills

Media Relations

Investor Relations

(713) 369-9407

(713) 369-9490

www.kindermorgan.com

KMI REPORTS $5.00 EPS FROM CONTINUING OPERATIONS

BEFORE CERTAIN ITEMS FOR 2006

HOUSTON, Jan. 17, 2007 – Kinder Morgan, Inc. (NYSE: KMI) today reported 2006 net income from continuing operations before certain items of $674.4 million, or $5.00 per diluted common share, compared to $532.3 million, or $4.27 per share, for 2005. Income from continuing operations including the certain items was $699.2 million, or $5.18 per diluted common share, compared to $529.9 million, or $4.25 per share in 2005.

KMI’s continuing operations before certain items exclude the U.S. Retail business, which, as announced during the third quarter, is expected to be sold to GE Energy Financial Services in a transaction that is anticipated to close in the first quarter of this year. Including Retail, which is now in discontinued operations, KMI’s 2006 earnings before certain items would have been $5.17 per diluted common share. KMI’s published budget, which included Retail, called for $5.00 earnings per share.

For the fourth quarter, income from continuing operations before certain items was $198 million, or $1.46 per diluted common share, compared to $154.3 million, or $1.21 per share, for the same period last year. Income from continuing operations including the certain items was $212.1 million, or $1.57 per diluted common share, compared to $166.9 million, or $1.31 per share, for the same period last year.

Certain items had a positive impact on 2006 earnings of $0.18 per diluted common share and included gains from a decrease in deferred tax liability and a non-cash, non-recurring charge related to the financing of the Terasen Inc. acquisition. In the fourth quarter, certain items included a $0.10 per diluted common share gain for a decrease in deferred tax liability.

The board of directors declared a quarterly dividend of $0.875 ($3.50 annualized), which will be payable on Feb. 14, 2007, to shareholders of record as of Jan. 31, 2007.

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KMI - 4Q Earnings

Kinder Morgan Energy Partners, L. P. (NYSE: KMP) missed its 2006 budget target of $3.28 in distributions per unit and it had no obligation to fund its employee bonus plan. However, the board of directors of KMI determined that it was in KMI’s long-term interest to fund a partial payout of KMP’s bonuses through a reduction in the general partner’s incentive payment. Thus, the general partner of KMP has waived approximately $20 million of its incentive payment for the fourth quarter, which equates to KMP’s bonus payout for 2006. Twenty million dollars represents about 75 percent of KMP’s budgeted full bonus payout for 2006 of $26.5 million. Kinder Morgan’s four senior corporate officers (other than Chairman and CEO Richard D. Kinder), at their suggestion, will receive no bonus payout for 2006. Kinder, as always, will receive no bonus for 2006.

Overview of Business Segments

KMI’s earnings attributable to KMP before certain items were $580.8 million for 2006 compared to $567.4 million in 2005. For the fourth quarter, KMI’s earnings attributable to KMP before certain items were $137.9 million compared to $148 million in the same period last year. The fourth quarter and full-year earnings attributable to KMP would have been higher except for the KMP bonus arrangement explained above.

KMI will receive $625 million in total distributions from its investments in KMP for the year versus $593.5 million for 2005, and $147.7 million for the fourth quarter compared to $153.9 million for the same period last year.

While KMP fell short of its 2006 budget target, many of its operations had a good year. Led by its Natural Gas Pipelines and Terminals businesses, KMP generated total segment earnings before DD&A for 2006 of approximately $1.9 billion, an 8 percent increase over 2005. As KMP’s distributions grow, KMI’s general partner share of those distributions grows as well, up to 50 percent of incremental distributions.

NGPL reported full-year segment earnings of $499 million, up 14 percent from $436.9 million in 2005, and exceeding its annual budget of 7 percent growth. For the fourth quarter NGPL had segment earnings of $132 million compared to $110 million in the comparable quarter last year. Throughput volumes were up slightly for the year and down slightly for the quarter versus comparable periods. Throughput on NGPL has only a modest

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KMI - 4Q Earnings

impact on earnings because the majority of its transportation and storage revenues come from contractually secured demand charges that customers pay regardless of the amount of gas they transport through the pipeline.

Terasen Gas, the largest natural gas utility in British Columbia, delivered 2006 segment earnings of $312.9 million, 5 percent ahead of its published budget. Terasen Gas had segment earnings of $100.2 million in the fourth quarter.

Kinder Morgan Canada, the second largest transporter of crude oil and petroleum products in Canada, produced 2006 segment earnings of $119.9 million, almost 4 percent above its published budget. For the fourth quarter, it produced segment earnings of $36.9 million. In 2005, the Canadian operations contributed only one month of earnings to KMI following their acquisition.

Power produced 2006 segment earnings of $21.1 million, up from $19.7 million in 2005, and slightly ahead of its published budget. For the fourth quarter, Power had segment earnings of $4.1 million, down from $6.3 million in the same quarter last year.

Retail, which is now in discontinued operations, recorded 2006 segment earnings of $57.8 million, almost flat with its published budget and its segment earnings for 2005. For the fourth quarter, Retail had segment earnings of $28 million compared to $21.5 million for the same period a year ago.

Other News

•

Kinder Morgan Canada on Nov. 30, 2006, received approval from the National Energy Board for a new five-year Incentive Toll Settlement that will govern the economic terms and service standards for the Trans Mountain pipeline system from 2006 through 2010. The agreement provides the commercial support for the much needed first phase of expansion of the Trans Mountain pipeline system, which will increase capacity to 300,000 barrels per day (bpd). The project includes the Trans Mountain pump station expansion that will increase pipeline capacity from the current 225,000 bpd to 260,000 bpd by April 2007, and the Anchor Loop expansion, which will add an additional 40,000 bpd of new capacity to the west coast of British Columbia and Washington State by late 2008. These projects represent approximately C$660 million in capital investments and reflect a commitment by Kinder Morgan Canada to progressively expand pipeline capacity from Alberta to serve markets in Canada, the United States and offshore.

•

KMI stockholders voted in December to approve the proposed merger agreement providing for the acquisition of KMI by investors including Kinder, other senior

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KMI - 4Q Earnings

members of KMI management, co-founder Bill Morgan, current board members Fayez Sarofim and Mike Morgan, and affiliates of Goldman Sachs Capital Partners, American International Group, Inc., The Carlyle Group and Riverstone Holdings LLC. The transaction is anticipated to close in the first quarter of 2007, subject to receipt of regulatory approvals and the satisfaction of other customary closing conditions.

Kinder Morgan, Inc. is one of the largest energy transportation, storage and distribution companies in North America. It owns an interest in or operates approximately 43,000 miles of pipelines that transport primarily natural gas, crude oil, petroleum products and CO2; more than 150 terminals that store, transfer and handle products like gasoline and coal; and provides natural gas distribution service to over 1.1 million customers. KMI owns the general partner interest of Kinder Morgan Energy Partners, one of the largest publicly traded pipeline limited partnerships in the United States. Combined, the companies have an enterprise value of more than $35 billion. (Enterprise value is market value of the equity securities plus net debt, excluding interest rate swaps.)

Please join KMI at 4:30 p.m. Eastern Time on Wednesday, Jan. 17, at www.kindermorgan.com for a LIVE webcast conference call on the company’s fourth quarter and 2006 earnings.

In this release, we present a measure of cash flow that differs from cash flow measures prepared under Generally Accepted Accounting Principles (GAAP). In this release, we have defined cash flow to be income from continuing operations before certain items and income taxes, plus DD&A (excluding KMP), less cash taxes (excluding KMP), and less sustaining capital expenditures (excluding KMP). In each case, the amounts included in the calculation of these measures are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not a defined term under GAAP. Sustaining capital expenditures are defined as capital expenditures (determined in accordance with GAAP) which do not increase the capacity of an asset. We routinely calculate and communicate this measure to investors. We believe that continuing to provide this information results in consistency in our financial reporting. In addition, we believe that this measure is useful to investors because it provides investors with a quick, simple and reasonable estimate of our cash flow available for expansion projects, debt repayment, dividends and share repurchases.

We believe the most directly comparable cash flow measure computed under GAAP is “cash flows provided by continuing operations.” This GAAP measure differs from the cash flow measure used in this release in that (1) it is not reduced for sustaining capital expenditures, and (2) it is affected by a number of items that are not taken into account in the cash flow measure used in this release, including (i) adjustments for equity in earnings, (ii) distributions from equity investments, (iii) minority interests in income of consolidated subsidiaries, (iv) changes in other

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KMI - 4Q Earnings

working capital items, (v) net gains or losses on sales of assets other than KMR sales, (vi) payment to terminate an interest rate swap, (vii) pension contributions in excess of expense, (viii) hedge ineffectiveness, (ix) changes in rate stabilization accounts, (x) consolidation of KMP, and (xi) other, net. We have attached a reconciliation of cash flow to preliminary cash provided by continuing operations for actual results. Cash flow should be considered in conjunction with cash provided by continuing operations, as defined by GAAP.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include the matters under the caption “Other News.” Although Kinder Morgan believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include those enumerated in Kinder Morgan’s Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and those set forth herein under the caption “Other News.”

# # #

KINDER MORGAN, INC. AND SUBSIDIARIES

PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(IN MILLIONS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006 (1)(2)	2005	2006 (1)(2)	2005
Operating Revenues:
Natural Gas Sales	$1,871.6	$297.3	$7,622.0	$404.5
Transportation and Storage	854.7	233.5	3,276.9	766.5
Oil and Product Sales	183.7	1.7	740.2	3.0
Other	37.8	25.5	207.3	80.5
Total Operating Revenues	2,947.8	558.0	11,846.4	1,254.5

Operating Costs and Expenses:
Gas Purchases and Other Costs of Sales	1,766.8	271.0	7,318.1	458.8
Operations and Maintenance	334.0	50.1	1,290.0	145.1
General and Administrative	74.3	27.5	372.8	72.3
Depreciation, Depletion and Amortization	174.8	36.9	646.4	113.4
Taxes, Other Than Income Taxes	51.7	11.5	214.9	34.5
Other Expenses (Income)	(18.6)	-	(33.7)	-
Impairment of Power Investments	1.2	6.5	1.2	6.5
Total Operating Costs and Expenses	2,384.2	403.5	9,809.7	830.6

Operating Income	563.6	154.5	2,036.7	423.9

Other Income and (Expenses):
Equity in Earnings of Kinder Morgan Energy Partners (2)	-	125.0	-	605.4
Equity in Earnings of Other Equity Investments	28.4	5.9	109.0	16.2
Interest Expense, Net	(195.7)	(60.3)	(765.3)	(166.3)
Interest Expense - Deferrable Interest Debentures	(5.5)	(5.5)	(21.9)	(21.9)
Interest Expense - Capital Securities	(2.1)	(0.7)	(8.7)	(0.7)
Minority Interests	(108.6)	4.6	(374.2)	(50.4)
Other, Net	2.7	39.6	(2.3)	69.2
Total Other Income and (Expenses)	(280.8)	108.6	(1,063.4)	451.5

Income From Continuing Operations Before Income Taxes	282.8	263.1	973.3	875.4
Income Taxes	70.7	96.2	274.1	345.5
Income From Continuing Operations	212.1	166.9	699.2	529.9
Income (Loss) From Discontinued Operations, Net of Tax	15.1	13.3	23.1	24.7
Net Income	$227.2	$180.2	$722.3	$554.6

Basic Earnings (Loss) Per Common Share:
Income From Continuing Operations	$1.59	$1.32	$5.26	$4.29
Income (Loss) From Discontinued Operations	0.11	0.11	0.17	0.20
Total Basic Earnings Per Common Share	$1.70	$1.43	$5.43	$4.49

Number of Shares Used in Computing Basic Earnings Per Common Share	133.3	126.1	133.0	123.5

Diluted Earnings (Loss) Per Common Share:
Income From Continuing Operations	$1.57	$1.31	$5.18	$4.25
Income (Loss) From Discontinued Operations	0.11	0.11	0.17	0.20
Total Diluted Earnings Per Common Share	$1.68	$1.42	$5.35	$4.45

Number of Shares Used in Computing Diluted Earnings Per Common Share	135.2	127.2	135.0	124.6

Dividends Per Common Share	$0.8750	$0.7500	$3.5000	$2.9000

_________________

(1)

Operating results for 2006 include the results of Terasen Inc., which we acquired on November 30, 2005. Further information regarding this acquisition is available in our 2005 Form 10-K.

(2)

Due to our adoption of EITF 04-5, effective January 1, 2006 the accounts and balances of Kinder Morgan Energy Partners are included in our consolidated results and we no longer apply the equity method of accounting to our investment in Kinder Morgan Energy Partners. Further information regarding our adoption of EITF 04-5 is available in our 2005 Form 10-K.

KINDER MORGAN, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,
	2006 (1)(2)	2006 (3)	2005
		(Pro Forma)	(As Reported)
Equity in Earnings of Kinder Morgan Energy Partners (2)	$-	$167.0	$175.1
Segment Earnings: (4)
NGPL	132.0	132.0	110.0
Terasen Gas	100.2	100.2	45.2
Kinder Morgan Canada	36.9	36.9	12.5
Power	4.1	4.1	6.3
Products Pipelines - KMP	106.9	-	-
Natural Gas Pipelines - KMP	122.2	-	-
CO2 - KMP	55.9	-	-
Terminals - KMP	87.6	-	-
	645.8	440.2	349.1
General and Administrative Expenses	(71.3)	(35.2)	(27.5)
Interest Expense, Net	(195.7)	(109.2)	(60.3)
Interest Expense - Deferrable Interest Debentures	(5.5)	(5.5)	(5.5)
Interest Expense - Capital Securities	(2.1)	(2.1)	(0.7)
Minority Interests	(100.1)	(17.1)	(14.0)
Other, Net	2.5	2.5	(2.2)
Income From Continuing Operations Before
Income Taxes and Certain Items	273.6	273.6	238.9
Income Taxes Excluding Certain Items
and Income Taxes Allocated to KMP Segments	75.6	75.6	84.6
Income From Continuing Operations
Before Certain Items	198.0	198.0	154.3
Certain Items, Net of Tax:
Impact of KMP Certain Items	0.9	0.9	(13.2)
Marked-to-market Interest Rate Swaps	-	-	-
Deferred Tax Liability Change	13.2	13.2	-
2005 Gain on Sale of KMR Shares	-	-	23.5
2005 Contribution to Kinder Morgan Foundation	-	-	(9.5)
2005 Revaluation of Power Investments	-	-	(4.1)
2005 NGPL Hedge Ineffectiveness	-	-	14.5
Other	-	-	1.4
Income From Continuing Operations	$212.1	$212.1	$166.9

Diluted Earnings Per Share From Continuing
Operations Before Certain Items	$1.46	$1.46	$1.21
Certain Items:
Impact of KMP Certain Items	0.01	0.01	(0.11)
Marked-to-market Interest Rate Swaps	-	-	-
Deferred Tax Liability Change	0.10	0.10	-
2005 Gain on Sale of KMR Shares	-	-	0.19
2005 Contribution to Kinder Morgan Foundation	-	-	(0.08)
2005 Revaluation of Power Investments	-	-	(0.03)
2005 NGPL Hedge Ineffectiveness	-	-	0.12
Other	-	-	0.01
Diluted Earnings Per Share From Continuing Operations	$1.57	$1.57	$1.31

KINDER MORGAN, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED) (CONTINUED)

(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

	Twelve Months Ended December 31,
	2006 (1)(2)	2006 (3)	2005
		(Pro Forma)	(As Reported)
Equity in Earnings of Kinder Morgan Energy Partners (2)	$-	$681.3	$668.7
Segment Earnings: (4)
NGPL	499.0	499.0	436.9
Terasen Gas	312.9	312.9	45.2
Kinder Morgan Canada	119.9	119.9	12.5
Power	21.1	21.1	19.7
Products Pipelines - KMP	415.6	-	-
Natural Gas Pipelines - KMP	489.3	-	-
CO2 - KMP	297.1	-	-
Terminals - KMP	322.3	-	-
	2,477.2	1,634.2	1,183.0
General and Administrative Expenses	(366.7)	(149.1)	(72.3)
Interest Expense, Net	(765.3)	(429.2)	(166.3)
Interest Expense - Deferrable Interest Debentures	(21.9)	(21.9)	(21.9)
Interest Expense - Capital Securities	(8.7)	(8.7)	(0.7)
Minority Interests	(360.8)	(71.5)	(73.4)
Other, Net	20.4	20.4	17.7
Income From Continuing Operations Before
Income Taxes and Certain Items	974.2	974.2	866.1
Income Taxes Excluding Certain Items
and Income Taxes Allocated to KMP Segments	299.8	299.8	333.8
Income From Continuing Operations
Before Certain Items	674.4	674.4	532.3
Certain Items, Net of Tax:
Impact of KMP Certain Items	1.3	1.3	(17.3)
Marked-to-market Interest Rate Swaps	(14.1)	(14.1)	-
Deferred Tax Liability Change	38.0	38.0	-
2005 Gain on Sale of KMR Shares	-	-	31.6
2005 Contribution to Kinder Morgan Foundation	-	-	(9.5)
2005 Revaluation of Power Investments	-	-	(4.1)
2005 NGPL Hedge Ineffectiveness	-	-	(1.1)
Other	(0.4)	(0.4)	(2.0)
Income From Continuing Operations	$699.2	$699.2	$529.9

Diluted Earnings Per Share From Continuing
Operations Before Certain Items	$5.00	$5.00	$4.27
Certain Items:
Impact of KMP Certain Items	0.01	0.01	(0.14)
Marked-to-market Interest Rate Swaps	(0.10)	(0.10)	-
Deferred Tax Liability Change	0.28	0.28	-
2005 Gain on Sale of KMR Shares	-	-	0.25
2005 Contribution to Kinder Morgan Foundation	-	-	(0.08)
2005 Revaluation of Power Investments	-	-	(0.03)
2005 NGPL Hedge Ineffectiveness	-	-	(0.01)
Other	(0.01)	(0.01)	(0.01)
Diluted Earnings Per Share From Continuing Operations	$5.18	$5.18	$4.25

______________

(1)

Operating results for 2006 include the results of Terasen Inc., which we acquired on November 30, 2005. Further information regarding this acquisition is available in our 2005 Form 10-K.

(2)

Due to our adoption of EITF 04-5, effective January 1, 2006 the accounts and balances of Kinder Morgan Energy Partners are included in our consolidated results and we no longer apply the equity method of accounting to our investment in Kinder Morgan Energy Partners. Further information regarding our adoption of EITF 04-5 is available in our 2005 Form 10-K.

(3)

The unaudited 2006 pro forma supplemental information presented above is a non-GAAP presentation of our operating results as if EITF 04-5 had not taken effect in 2006 and is comparable to our 2006 budget information as presented on our website and our 2005 as reported results. The differences between this column and 2006 results relate entirely to the consolidation of Kinder Morgan Energy Partners and there is no impact to income from continuing operations.

(4)

Operating income before corporate costs plus earnings from equity method investments plus gains and losses on incidental sales of assets. For the business segments that are also segments of Kinder Morgan Energy Partners, also includes interest income, other, net and income taxes allocated to the segments.

KMI Earnings Attributable to KMP Before Certain Items

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
General Partner Interest, Including Minority Interest in the OLPs	$120.6	$129.6	$520.8	$489.4
Limited Partner Units (KMP)	10.2	11.6	38.0	46.3
Limited Partner i-units (KMR)	36.2	33.9	122.5	133.0
	167.0	175.1	681.3	668.7
Pre-tax Minority Interest in KMR (1)	(29.1)	(27.1)	(100.5)	(101.3)

Pre-tax KMI Earnings Attributable to KMP Before Certain Items	$137.9	$148.0	$580.8	$567.4

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
	(Units and Shares in Millions)
Average KMP Units Owned by KMI	19.7	19.7	19.7	19.7
KMP Earnings per Unit Before Certain Items	$0.55	$0.59	$1.98	$2.37
Average KMR Shares Owned by KMI	10.2	11.7	9.9	13.4
Average Total KMR Shares Outstanding	61.7	57.5	60.1	56.1

______________

(1)

Minority interest, net of tax, as reported in supplemental information was $18.5 million and $17.2 million for the three months ended December 31, 2006 and 2005, respectively, and $64.0 million and $64.5 million for the twelve months ended December 31, 2006 and 2005, respectively.

Volume Highlights (1)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
NGPL (2)
Systems Throughput (Trillion Btus)	456.6	462.7	1,696.3	1,664.8
Terasen Gas (3)
Systems Throughput (Trillion Btus)	61.1	62.4	198.1	201.0
Kinder Morgan Canada (3)(4)
Total Delivery Volumes (MMBbl)	42.2	43.3	168.1	157.9

Btus = British thermal units
MMBbl = Millions of barrels

______________

(1)

Volume information of business segments that are also segments of Kinder Morgan Energy Partners is available in Kinder Morgan Energy Partners' press release reporting its fourth quarter 2006 earnings.

(2)

Excludes volumes transported by NGPL for Kinder Morgan Texas and Kinder Morgan Tejas intrastate pipelines, which are owned by Kinder Morgan Energy Partners.

(3)

Acquired in the November 2005 acquisition of Terasen. 2005 volumes are for comparative purposes only.

(4)

Includes Trans Mountain Pipeline and Express System.

KINDER MORGAN, INC. AND SUBSIDIARIES

PRELIMINARY SUMMARIZED BALANCE SHEET INFORMATION (UNAUDITED)

(DOLLARS IN MILLIONS)

	December 31, 2006 (1)	December 31, 2006 (2)	December 31, 2005
		(Pro Forma)	(As Reported)
Assets:
Cash and Cash Equivalents	$106	$93	$117
Other Current Assets	1,973	960	1,187
Investments	1,085	3,055	2,853
Goodwill	3,691	2,864	2,781
Property, Plant and Equipment, Net	18,823	9,378	9,546
Other Assets	1,803	1,295	968
Total Assets	$27,481	$17,645	$17,452

Liabilities and Stockholders' Equity:
Notes Payable and Current Maturities of Long-term Debt	$2,174	$817	$958
Other Current Liabilities	2,420	917	986
Other Liabilities and Deferred Credits	4,561	3,689	3,608
Long-term Debt:
Outstanding Notes and Debentures	10,626	6,240	6,287
Deferrable Interest Debentures Issued to Subsidiary Trusts	284	284	284
Capital Securities	107	107	107
Value of Interest Rate Swaps	46	4	51
	11,063	6,635	6,729
Minority Interests in Equity of Subsidiaries	3,034	1,358	1,247
Stockholders' Equity:
Accumulated Other Comprehensive Loss	(119)	(119)	(127)
Other Stockholders' Equity	4,348	4,348	4,051
Total Stockholders' Equity	4,229	4,229	3,924
Total Liabilities and Stockholders' Equity	$27,481	$17,645	$17,452

Net Debt (3)	$12,694	$6,964	$7,128
Total Capital (4)	$20,467	$13,061	$12,817
Ratio of Net Debt to Total Capital	62.0%	53.3%	55.6%

______________

(1)

Due to our adoption of EITF 04-5, effective January 1, 2006 the accounts and balances of Kinder Morgan Energy Partners are included in our consolidated balance sheet and we no longer apply the equity method of accounting to our investment in Kinder Morgan Energy Partners.

(2)

The unaudited 2006 pro forma balance sheet information presented above is a non-GAAP presentation of our balance sheet information as if EITF 04-5 had not taken effect in 2006 and is comparable to our December 31, 2005 as reported balance sheet information.

(3)

Notes payable and current maturities of long-term debt plus outstanding notes and debentures, less cash and cash equivalents.

(4)

Net debt plus deferrable interest debentures issued to subsidiary trusts plus capital securities plus minority interests in equity of subsidiaries plus stockholders' equity less accumulated other comprehensive loss.

KINDER MORGAN, INC. AND SUBSIDIARIES

RECONCILIATION OF PRELIMINARY CASH FLOW (UNAUDITED)

(DOLLARS IN MILLIONS)

	Twelve Months Ended December 31,
	2006	2005
Simplified Calculation of Cash Flow Per Press Release
Income From Continuing Operations Before
Income Taxes and Certain Items	$974.2	$866.1
Add: Depreciation, Depletion and Amortization, Excluding KMP	232.7	113.4
Less: Sustaining Capital Expenditures, Excluding KMP	(196.0)	(103.1)
Less: Cash Paid for Income Taxes, Excluding KMP	(307.3)	(204.0)
Simplified Calculation of Cash Flow Per Press Release	$703.6	$672.4

Reconciliation of Simplified Calculation to Preliminary Statement of Cash Flow
Simplified Calculation of Cash Flow Per Press Release	$703.6	$672.4
Add Back: Sustaining Capital Expenditures, Excluding KMP	196.0	103.1
	899.6	775.5
Other Adjustments (1)	834.9	(229.3)
Net Cash Flows Provided by Continuing Operations	$1,734.5 (2)	$546.2

______________

(1)

Adjustments for equity in earnings, distributions from equity investments, minority interests in income of consolidated subsidiaries, changes in gas in underground storage, changes in other working capital items, loss on interest rate swaps, changes in rate stabilization accounts, gains and losses on sales of assets, pension contributions in excess of expense, depreciation, depletion and amortization of KMP, consolidation of KMP and other, net.

(2)

Preliminary estimate. Final statement of cash flows will be provided on Form 10-K.